Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER
AND FULL FISCAL YEAR 2015 RESULTS

•	Record net sales of $1.080 billion for fourth quarter fiscal year 2015

•	Non-GAAP adjusted operating income for fourth quarter fiscal year 2015 was $144.9 million, reflecting an operating margin of 13%

•	Non-GAAP adjusted net income for fourth quarter fiscal year 2015 was $85.5 million, or $1.71 per diluted share

•	Full year revenues and non-GAAP adjusted earnings per share were $3.889 billion and $5.73 per diluted share

•	Cash flow from operations for fiscal year 2015 before pension contributions of $112.3 million was $579.7 million

•	Repurchased 1.2 million shares for $69.7 million during fourth quarter fiscal year 2015. As of March 31, 2015, approximately 2.3 million shares remained under share repurchase authorization

BERWYN, Pa. - May 7, 2015 - Triumph Group, Inc. (NYSE: TGI) today reported financial results for its fourth quarter and full fiscal year ended March 31, 2015.

“Our fourth quarter results reflected the strength of our product offering and the extensive capabilities we can provide our customers across the entire aerospace supply chain, and we are pleased to have achieved record quarterly net sales,” said Richard C. Ill, Triumph’s President and Chief Executive Officer. “The Aerospace Systems Group and the Aftermarket Services Group delivered another quarter of strong operating margins with both growing on a sequential quarterly basis, and Aftermarket Services realizing organic sales growth for the fiscal year. Performance in the Aerostructures segment improved

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during the quarter with the recently transferred Gulfstream wing programs progressing well, but the segment is not yet at the level of performance we would expect on a go-forward basis.”

Mr. Ill continued, “In fiscal year 2015, we continued to invest in each of our three segments through the completion of key strategic transactions that expanded our capabilities, increased market share and extended our global footprint. We generated strong cash flow from operations and our backlog increased to over $5 billion. While work remains to be done for Triumph to realize its full potential, we are intensely focused on leveraging the strength of our portfolio and controlling our costs to drive sustainable growth and value creation.”

Fourth Quarter Fiscal 2015 Highlights

For the fourth quarter ended March 31, 2015, net sales were a record $1.080 billion, a fifteen percent increase from fiscal fourth quarter 2014 net sales of $936.4 million. Organic sales for the quarter decreased two percent primarily due to decreased production on the C-17 and the 747-8 programs.

Net income for the fourth quarter of fiscal year 2015 was $82.8 million, or $1.66 per diluted share, compared to $42.3 million, or $0.80 per diluted share, for the fourth quarter of the prior fiscal year. The quarter’s results included approximately $4.2 million pre-tax ($0.05 per diluted share) of costs related to the Jefferson Street/Red Oak facility transition. Excluding these costs, net income for the fourth quarter of fiscal 2015 was $85.5 million, or $1.71 per diluted share. Excluding non-recurring items, earnings per share for the prior fiscal year’s fourth quarter were $1.39 per diluted share. The number of shares used in computing diluted earnings per share for the fiscal year 2015 quarter was 50.0 million shares.

Modified adjusted earnings before interest, taxes, depreciation and amortization (Modified Adjusted EBITDA) for the fourth quarter of fiscal year 2015 were $149.1 million and reflected a Modified Adjusted EBITDA margin of fourteen percent. This includes a reduction of $20.5 million for the amortization of the fair value of contracts associated with the Gulfstream G650 and G280 wing programs, for which the company had previously received an upfront cash payment of $160.0 million.

During the quarter, the company repurchased 1.2 million shares of stock under the company’s existing 5.5 million share repurchase authorization. As of March 31, 2015, approximately 2.3 million shares remained under the share repurchase authorization.

Full Fiscal Year 2015 Highlights

For the fiscal year ended March 31, 2015, net sales totaled $3.889 billion, a three percent increase from fiscal year 2014 net sales of $3.763 billion. Organic sales for the fiscal year decreased five percent.

Net income for the fiscal year 2015 was 238.7 million, or $4.68 earnings per diluted share, versus $206.3 million, or $3.91 per diluted share, for fiscal year 2014. Excluding the items detailed below in Table A, net income for fiscal year 2015 was 292.1 million, or $5.73 earnings per diluted share. The prior fiscal year included approximately $72.4 million pre-tax ($0.89 per diluted share) of non-recurring costs. The number of shares used in computing diluted earnings per share for fiscal year 2015 was 51.0 shares.

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Table A

	Twelve Months Ended
	March 31, 2015
	Pre-Tax	After-Tax	Diluted EPS	Location
Income from Continuing Operations - GAAP	$349,294	$238,697	$4.68
Non-Recurring Costs:
Gain on legal settlement, net	(134,693)	(87,281)	(1.71)	Corporate
Refinancing costs	22,615	14,655	0.29
Transaction fees - Tulsa Acquisition	4,606	2,985	0.06	Corporate
747-8 forward loss	151,992	98,491	1.93	Aerostructures (EAC) **
Structures - International	13,919	9,020	0.18	Aerostructures
Jefferson Street/Red Oak Transition Costs:
Relocation Costs	3,193	2,069	0.04	Aerostructures
Disruption	13,709	8,883	0.17	Aerostructures (EAC) **
Accelerated Depreciation	7,126	4,618	0.09	Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$431,761	$292,137	$5.73

** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

During fiscal year 2015, the company generated $579.7 million of cash flow from operations before pension contributions of $112.3 million; after these contributions, cash flow from operations was $467.3 million.

Segment Results

Aerostructures

The Aerostructures segment reported net sales of $704.5 million in the fourth quarter of fiscal year 2015 compared to $632.6 million in the prior fiscal year period. Organic sales for the quarter declined three percent primarily due to decreased production on the C-17 and 747-8 programs. For fiscal year 2015, net sales were $2.508 billion as compared to $2.612 billion for the prior fiscal year. For the fourth quarter of fiscal year 2015, operating income was $86.9 million, compared to operating income of $36.2 million for the prior year period, and included $4.2 million of pre-tax charges related to the Jefferson Street/Red Oak facility transition. Operating income for fiscal year 2015 was $127.5 million, compared to $255.0 million for the prior fiscal year. The segment’s operating results for the quarter included a net unfavorable cumulative catch-up adjustment on long-term contracts of $1.2 million primarily related to the C-17 program. The segment’s operating margin for the quarter was twelve percent. Excluding the Jefferson Street/Red Oak facility transition costs and the 747-8 program, the segment’s operating margin for the quarter was fifteen percent.

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Aerospace Systems

The Aerospace Systems segment reported record net sales of $301.2 million in the fourth quarter of fiscal year 2015 compared to $235.3 million in the prior year period, an increase of twenty-eight percent, reflecting the impact of the Triumph Actuation Systems-Yakima and Triumph Actuation Systems-UK and IOM acquisitions completed at the end of the first quarter of fiscal year 2015. Organic sales for the quarter declined three percent primarily due to decreased production on the V-22 program. For the fiscal year 2015, net sales increased twenty-five percent to $1.089 billion from $871.8 million for the prior fiscal year. Operating income for the fourth quarter of fiscal year 2015 was a record $58.6 million compared to $42.8 million for the prior year period, an increase of thirty-seven percent, reflecting a record operating margin of twenty percent. Operating income for fiscal year 2015 was $184.0 million, compared to $149.7 million for the prior fiscal year, an increase of twenty-three percent, reflecting an operating margin of seventeen percent. Organic operating margin for the quarter and for the full fiscal year were nineteen percent and eighteen percent respectively as compared to eighteen percent and seventeen percent for the prior year respective periods.

Aftermarket Services

The Aftermarket Services segment reported net sales in the fourth quarter of fiscal year 2015 of $81.4 million compared to $70.5 million in the prior year period, an increase of fifteen percent, reflecting the impact of the Triumph Aviation Services-NAAS Division acquisition completed early in the third quarter of fiscal year 2015. Organic sales growth for the quarter was six percent. For the fiscal year 2015, net sales increased six percent to $304.0 million from $287.3 million for the prior fiscal year. Operating income for the fourth quarter of fiscal year 2015 was $13.3 million compared to $11.6 million for the prior year period, an increase of fifteen percent, reflecting an operating margin of sixteen percent. Operating income for fiscal year 2015 was $47.9 million, compared to $42.3 million for the prior fiscal year. Operating margin for the fiscal year was sixteen percent.

Outlook

Mr. Ill continued, “Fiscal year 2016 will be a transition period for the company. We are in the process of conducting a comprehensive review of our operations with a focus on identifying opportunities to improve execution and profitability, expand margins, generate cash flow and leverage our scale. Given this, we will not be providing financial guidance at this time.”

Conference Call

Triumph Group will hold a conference call tomorrow, May 8th at 8:30 a.m. (ET) to discuss the fourth quarter and full fiscal year 2015 results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from May 8th to May 15th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1655271.

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About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF INCOME	2015	2014	2015	2014

Net sales	$1,080,277	$936,410	$3,888,722	$3,763,254

Operating income	140,717	80,908	434,673	400,004

Interest expense and other	14,059	17,625	85,379	87,771
Income tax expense	43,818	20,979	110,597	105,977

Net income	$82,840	$42,304	$238,697	$206,256

Earnings per share - basic:

Net income	$1.66	$0.81	$4.70	$3.99

Weighted average common shares outstanding - basic	49,823	52,199	50,796	51,711

Earnings per share - diluted:

Net income	$1.66	$0.80	$4.68	$3.91

Weighted average common shares outstanding - diluted	49,985	52,752	51,005	52,787

Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	March 31,	March 31,
	2015	2014
Assets
Cash and cash equivalents	$32,617	$28,998
Accounts receivable, net	523,999	517,304
Inventories, net of unliquidated progress payments of $189,923 and $165,019	1,272,879	1,111,767
Rotable assets	48,820	41,666
Deferred income taxes	156,100	57,308
Prepaid and other current assets	23,100	24,897
Current assets	2,057,515	1,781,940

Property and equipment, net	948,852	931,430
Goodwill	2,044,890	1,791,891
Intangible assets, net	957,387	978,171
Other, net	73,365	69,954

Total assets	$6,082,009	$5,553,386

Liabilities & Stockholders' Equity
Current portion of long-term debt	$42,255	$49,575
Accounts payable	427,448	317,334
Accrued expenses	425,714	273,290
Current liabilities	895,417	640,199

Long-term debt, less current portion	1,337,141	1,500,808
Accrued pension and post-retirement benefits, noncurrent	538,381	508,524
Deferred income taxes, noncurrent	422,234	385,188
Other noncurrent liabilities	754,053	234,756

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,020 and 52,459,020 shares issued; 49,273,053 and 52,159,020 shares outstanding	51	52
Capital in excess of par value	850,939	866,281
Treasury stock, at cost, 3,187,867 and 300,000 shares	(203,514)	(19,134)
Accumulated other comprehensive income	(198,910)	(18,908)
Retained earnings	1,686,217	1,455,620
Total stockholders' equity	2,134,783	2,283,911

Total liabilities and stockholders' equity	$6,082,009	$5,553,386
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net Sales:
Aerostructures	$704,478	$632,601	$2,507,878	$2,612,439
Aerospace Systems	301,165	235,339	1,089,117	871,750
Aftermarket Services	81,372	70,463	304,013	287,343
Elimination of inter-segment sales	(6,738)	(1,993)	(12,286)	(8,278)
	$1,080,277	$936,410	$3,888,722	$3,763,254

Operating Income (Loss):
Aerostructures	$86,861	$36,208	$127,495	$254,993
Aerospace Systems	58,612	42,834	184,042	149,721
Aftermarket Services	13,317	11,586	47,931	42,264
Corporate	(18,073)	(9,720)	75,205	(46,974)
	$140,717	$80,908	$434,673	$400,004

Depreciation and Amortization:
Aerostructures	$25,404	$31,300	$100,096	$114,302
Aerospace Systems	13,173	9,542	45,200	37,453
Aftermarket Services	2,422	1,926	8,559	7,529
Corporate	951	1,229	4,468	4,993
	$41,950	$43,997	$158,323	$164,277

Amortization of Acquired Contract Liabilities:
Aerostructures	(24,408)	(5,071)	(38,719)	(25,207)
Aerospace Systems	(11,993)	(3,185)	(37,014)	(17,422)
	$(36,401)	$(8,256)	$(75,733)	$(42,629)

Capital Expenditures:
Aerostructures	$18,277	$34,993	$72,242	$167,198
Aerospace Systems	5,979	5,946	30,531	21,935
Aftermarket Services	220	3,145	5,645	13,940
Corporate	358	531	1,586	3,341
	$24,834	$44,615	$110,004	$206,414

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.
Modified Adjusted EBITDA is included to adjust for the impacts of our recent relocation from our Jefferson Street Facility and our provision for forward losses on our 747-8 long-term contract, in order to show the more comparable results period to period.

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(Continued)

The following table shows our Adjusted EBITDA and Modified Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Income	$82,840	$42,304	$238,697	$206,256

Add-back:
Income tax expense	43,818	20,979	110,597	105,977
Interest expense and other	14,059	17,625	85,379	87,771
Curtailments, settlements and early retirement incentives	—	(395)	—	1,166
Gain on Legal Settlement, net	—	—	(134,693)	—
Amortization of acquired contract liabilities	(36,401)	(8,256)	(75,733)	(42,629)
Depreciation and amortization	41,950	43,997	158,323	164,277

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$146,266	$116,254	$382,570	$522,818

747-8 forward loss	$—	$—	$151,992	$—
Jefferson Street Move costs	2,844	41,806	16,902	56,003
Modified Adjusted EBITDA	$149,110	$158,060	$551,464	$578,821

Net sales	1,080,277	936,410	3,888,722	3,763,254

Adjusted EBITDA Margin	14.0%	12.5%	10.0%	14.1%

Modified Adjusted EBITDA Margin	14.3%	17.0%	14.5%	15.6%

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$82,840

Add-back:
Income tax expense	43,818
Interest expense and other	14,059

Operating Income (loss)	$140,717	$86,861	$58,612	$13,317	$(18,073)

Amortization of acquired contract liabilities	(36,401)	(24,408)	(11,993)	—	—
Depreciation and amortization	41,950	25,404	13,173	2,422	951

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$146,266	$87,857	$59,792	$15,739	$(17,122)

Jefferson Street Move costs	2,844	2,844	—	—	—
Modified Adjusted EBITDA	$149,110	$90,701	$59,792	$15,739	$(17,122)

Net sales	$1,080,277	$704,478	$301,165	$81,372	$(6,738)

Adjusted EBITDA Margin	14.0%	12.9%	20.7%	19.3%	n/a
Modified Adjusted EBITDA Margin	14.3%	13.3%	20.7%	19.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$238,697

Add-back:
Income tax expense	110,597
Interest expense and other	85,379

Operating Income (loss)	$434,673	$127,495	$184,042	$47,931	$75,205

Gain on legal settlement, net	(134,693)	—	—	—	(134,693)
Amortization of acquired contract liabilities	(75,733)	(38,719)	(37,014)	—	—
Depreciation and amortization	158,323	100,096	45,200	8,559	4,468

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$382,570	$188,872	$192,228	$56,490	$(55,020)

747-8 forward loss	$151,992	$151,992	$—	$—	$—
Jefferson Street Move costs	16,902	16,902	—	—	—
Modified Adjusted EBITDA	$551,464	$357,766	$192,228	$56,490	$(55,020)

Net sales	$3,888,722	$2,507,878	$1,089,117	$304,013	$(12,286)

Adjusted EBITDA Margin	10.0%	7.6%	18.3%	18.6%	n/a
Modified Adjusted EBITDA Margin	14.5%	14.5%	18.3%	18.6%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$42,304

Add-back:
Income tax expense	20,979
Interest expense and other	17,625

Operating income (loss)	$80,908	$36,208	$42,834	$11,586	$(9,720)

Pension settlement charge	(395)	—	—	—	(395)
Amortization of acquired contract liabilities	(8,256)	(5,071)	(3,185)	—	—
Depreciation and amortization	43,997	31,300	9,542	1,926	1,229

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$116,254	$62,437	$49,191	$13,512	$(8,886)

Jefferson Street Move costs	$41,806	$41,806	$—	$—	$—
Modified Adjusted EBITDA	$158,060	$104,243	$49,191	$13,512	$(8,886)

Net sales	$936,410	$632,601	$235,339	$70,463	$(1,993)

Adjusted EBITDA Margin	12.5%	9.9%	21.2%	19.2%	n/a
Modified Adjusted EBITDA Margin	17.0%	16.6%	21.2%	19.2%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$206,256

Add-back:
Income tax expense	105,977
Interest expense and other	87,771

Operating income (loss)	$400,004	$254,993	$149,721	$42,264	$(46,974)

Pension Settlement Charge	1,166	—	—	—	1,166
Amortization of acquired contract liabilities	(42,629)	(25,207)	(17,422)	—	—
Depreciation and amortization	164,277	114,302	37,453	7,529	4,993

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$522,818	$344,088	$169,752	$49,793	$(40,815)

Jefferson Street Move costs	$56,003	$56,003	$—	$—	$—
Modified Adjusted EBITDA	$578,821	$400,091	$169,752	$49,793	$(40,815)

Net sales	$3,763,254	$2,612,439	$871,750	$287,343	$(8,278)

Adjusted EBITDA Margin	14.1%	13.3%	19.9%	17.3%	n/a
Modified Adjusted EBITDA Margin	15.6%	15.5%	19.9%	17.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	March 31, 2015
	Pre-Tax	After-Tax	Diluted EPS		Location
Income from Continuing Operations - GAAP	$126,658	$82,840	$1.66
Adjustments:
Jefferson Street Move:
Disruption	2,844	1,843	0.04		Aerostructures (EAC) **
Accelerated Depreciation	1,326	859	0.02		Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$130,828	$85,542	$1.71	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

The following table reconciles our Operating income to Adjusted Operating income as noted above.

Three Months Ended
March 31, 2015
Operating income - GAAP	$140,717
Adjustments:
Jefferson Street Move:
Disruption	2,844
Accelerated Depreciation	1,326
Adjusted Operating income - non-GAAP	$144,887

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended
	March 31, 2015
	Pre-Tax	After-Tax	Diluted EPS	Location
Income from Continuing Operations - GAAP	$349,294	$238,697	$4.68
Adjustments
Gain on legal settlement, net	(134,693)	(87,281)	(1.71)	Corporate
Refinancing costs	22,615	14,655	0.29
Transaction fees - Tulsa Acquisition	4,606	2,985	0.06	Corporate
747-8 forward loss	151,992	98,491	1.93	Aerostructures (EAC) **
Structures - International	13,919	9,020	0.18	Aerostructures
Relocation Costs	3,193	2,069	0.04	Aerostructures
Jefferson Street Move:
Disruption	13,709	8,883	0.17	Aerostructures (EAC) **
Accelerated Depreciation	7,126	4,618	0.09	Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$431,761	$292,137	$5.73

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	March 31, 2014
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$63,283	$42,304	$0.80
Adjustments:
Pension settlement charge	(395)	(256)	(0.00)		Corporate
Early retirement incentives	916	594	0.01		Corporate
Relocation costs (including interest)	24,125	15,633	0.30		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	17,801	11,535	0.22		Aerostructures (EAC) **
Accelerated Depreciation	5,643	3,657	0.07		Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$111,373	$73,467	$1.39	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Twelve Months Ended
	March 31, 2014
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$312,233	$206,256	$3.91
Adjustments:
Settlements and curtailments, net	1,166	756	0.01		Corporate
Early retirement incentives	916	594	0.01		Corporate
Relocation costs (including interest)	31,910	20,678	0.39		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	24,714	16,015	0.30		Aerostructures (EAC) **
Accelerated Depreciation	13,676	8,862	0.17		Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$384,615	$253,161	$4.80	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Twelve Months Ended
	March 31,
	2015	2014

Cash provided by operations, before pension contributions	$579,670	$181,483
Pension contributions	112,338	46,347
Cash provided by operations	467,332	135,136
Less:
Capital expenditures	110,004	206,414
Dividends	8,100	8,334
Free cash flow available for debt reduction, acquisitions and share repurchases	$349,228	$(79,612)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2015	2014
Calculation of Net Debt
Current portion	$42,255	$49,575
Long-term debt	1,337,141	1,500,808
Total debt	1,379,396	1,550,383
Less: Cash	32,617	28,998
Net debt	$1,346,779	$1,521,385

Calculation of Capital
Net debt	$1,346,779	$1,521,385
Stockholders' equity	2,134,783	2,283,911
Total capital	$3,481,562	$3,805,296

Percent of net debt to capital	38.7%	40.0%

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